Exhibit 99.1
HERTZ ANNOUNCES Q2 2026 RESULTS, HIGHLIGHTS STRONG COMMERCIAL MOMENTUM AND CONTINUED TRANSFORMATION PROGRESS
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“This quarter’s results reflect the disciplined execution of our strategy and our consistent commercial strength,” said Gil West, Chief Executive Officer of Hertz. “Our performance demonstrates the progress we're making in transforming the business and delivering tangible operational improvements across the company. Revenue increased 10% year over year despite operating with a 1% smaller fleet, driven by our strongest second quarter RPD on record, excluding the extraordinary market conditions in 2022."

On the Company’s strategic priorities, West added: "To unlock long-term opportunities, we’re strengthening our core business while building a platform for growth across four strategic areas: Rent-a-Car, Service, Fleet, and Mobility. We are applying our commercial, operational, and fleet management capabilities across these areas to drive greater efficiency, establish diverse engines of growth, and create long-term value."

ESTERO, Fla, August 6, 2026 – Hertz Global Holdings, Inc. (NASDAQ: HTZ) ("Hertz," "Hertz Global," or the "Company") today reported results for its second quarter 2026.

Q2 2026 HIGHLIGHTS
•Revenue totaled $2.4 billion in the second quarter, up 10% year over year, driven by Hertz’s strongest second quarter Revenue per Day (RPD) on record, excluding the pandemic peak in 2022.
•Year-over-year Revenue per Unit (RPU) and RPD metrics continued reflecting sequential improvements, with RPU up 8% and RPD up 9% through strong pricing performance.
•GAAP net income for the quarter totaled $64 million and Diluted GAAP EPS was $0.05. Adjusted net loss was $47 million and Adjusted Diluted EPS was $(0.11).
•Adjusted Corporate EBITDA was $81 million, representing a $63 million year-over-year improvement and coming in above the top end of revised guidance.
•Total Utilization was 79% in the second quarter, an increase of 80 basis points year-over-year; excluding elevated recalls, Total Utilization was 81%, up 190 basis points compared to the second quarter of 2025.
•Net Depreciation per Unit per Month (Net DPU) was $302 in in the second quarter, consistent with the Company's revised guidance. Hertz's U.S. core fleet now consists of approximately 94% model year 2025 and 2026 vehicles.
•Adjusted Direct Operating Expense (DOE) per Day increased 4% year over year; slightly higher than the Company's expectations, due primarily to higher revenue-related variable costs and higher expenses related to sale leaseback transactions. When normalizing for these factors and the Days impact of recalls, Adjusted DOE per Day improved approximately 2% year over year.
•The spread between RPD and DOE per Day improved by 17% on a year-over-year basis, representing the third consecutive quarter of year-over-year spread improvement.
•Hertz ended the second quarter with approximately $984 million of liquidity, in line with its prior guidance of just under $1 billion. The Company continues to view liquidity as a growth enabler and remains confident in its ability to fund the business and execute its transformation.

•The Company’s operating affiliate, Oro Mobility, is gaining momentum. Oro drivers have completed more than six million miles to date and its first AV partnership is progressing and expected to begin operations later this year in the San Francisco Bay Area.

Q2 SUMMARY
Hertz's second quarter results reflect continued progress in its transformation strategy, with disciplined commercial execution driving strong performance across the business. The Company delivered $2.4 billion in revenue, up 10% year over year. Continued commercial momentum drove RPU above both the Company's expectations and its North Star target, increasing 8% year over year despite elevated recalls. RPD increased 9%, which was Hertz's strongest second quarter RPD on record, excluding the pandemic peak in 2022. This performance was driven by the continued strength of Hertz’s commercial playbook and its ability to maintain strong supply discipline at airports, as well as a small incremental bonus from the World Cup. As a result of this continued momentum, backed by a more balanced industry supply-demand environment, Hertz’s full-year RPU is expected to trend above its North Star target of $1,500.
The Company produced Net DPU in line with its revised expectations at $302. Forward views on residual values remain stable, and through its disciplined fleet strategy, Hertz expects to achieve its Net DPU target of at or below $300 for the full year. The Company now holds its youngest fleet in a dozen years, with 94% of its U.S. core fleet now comprised of model year 2025 and 2026 vehicles, which Hertz expects will produce better economics than prior model year vehicles.

Adjusted DOE per Day was $37.49, which was slightly higher than the Company's expectations, driven primarily by higher revenue-related variable costs and higher expenses related to sale leaseback transactions. When normalizing for these factors and the Days impact of recalls, Adjusted DOE per Day improved approximately 2% year over year. As revenue increases, certain operating costs move in tandem, emphasizing the importance of the Company’s RPD-to-DOE per Day spread, which improved 17% year over year, marking the third consecutive quarter of year-over-year spread improvement.

Recall activity was approximately 300% higher year over year and continued to be a measurable headwind to the business, impacting an average of nearly 15,000 vehicles. The estimated year-over-year impact to GAAP Net Income was $27 million and Adjusted Corporate EBITDA was approximately $30 million. Despite that, the Company still produced a significant year-over-year increase in Adjusted Corporate EBITDA.

Hertz ended the quarter with $984 million of liquidity, which includes cash and cash equivalents and the available capacity under our revolving credit facility. This was in line with the Company's guidance of just under $1 billion. In June, the Company completed the issuance of Exchangeable First Lien Notes Due 2030 for a total of $350 million, which used capacity created through expiring revolving commitments as well as from term loan amortization. In addition, Hertz added an additional $30 million of notes in July as part of the exercising of the greenshoe, bringing the Company's pro forma liquidity post transaction to slightly over $1 billion.

PLATFORM FOR GROWTH
Hertz's transformation continues to focus on two complementary objectives: strengthening its core rental business while building a diversified platform for long-term growth. The Company's platform spans Rent-a-Car, Service, Fleet, and Mobility, each with unique potential to scale, and collectively benefiting from Hertz's operational, commercial, and fleet management capabilities.

During the second quarter, Hertz advanced several of its highest-priority platform initiatives. It has made great strides in shoring up its Rent-a-Car business. One of the greatest opportunities remains more effectively leveraging the power of the Hertz brand. The Company is focused on realizing the full potential of its franchise business and is evaluating near-term opportunities across its global footprint through both whitespace expansion and conversion activity.

In Fleet, building on its unique competitive advantage as one of the largest dealers in the country, the Company is exploring how to deepen existing relationships with the leading used car companies and establish new partnerships with best-in-class retailers. Hertz continued enhancing its direct retail channels via Hertz Car Sales by growing retail sales volumes, reducing reconditioning costs, and delivering strong F&I performance.

In Mobility, Hertz’s affiliated operating company, Oro, is gaining momentum. Through its driver-led managed fleet business, in which it maintains and operates vehicles for drivers supporting rideshare platforms, Oro is now active in four markets, and its drivers have logged over six million miles to date. This business validates Oro’s ability to deliver turnkey fleet solutions at scale today, while also creating a pathway to operating AV fleets at scale. Oro's first AV partnership with Uber's robotaxi program, supporting Lucid vehicles equipped with Nuro autonomous technology, is on track to begin operations later this year in the San Francisco Bay Area.

EARNINGS WEBCAST INFORMATION
Hertz Global's live webcast and conference call to discuss its second quarter 2026 results will be held on August 6, 2026 at 9:00 a.m. Eastern Time. The conference call will be broadcast live in listen-only mode on the Company’s Investor Relations website at IR.Hertz.com. If you would like to access the call by phone and ask a question, please go to https://events.q4inc.com/analyst/801751158?pwd=MrFxkOG4, and you will be provided with dial in details. Investors are encouraged to dial in approximately 15 minutes prior to the call. A web replay will remain available on the website for approximately one year. The earnings release and related supplemental schedules containing the reconciliations of non-GAAP measures will be available on the Hertz website, IR.Hertz.com.

ABOUT HERTZ
Hertz Global Holdings, Inc. is one of the world’s leading car rental and mobility solutions providers. Its subsidiaries, including The Hertz Corporation, and licensees operate the Hertz, Dollar, Thrifty, and Firefly vehicle rental brands, with approximately 11,000 rental locations in 160 countries around the globe. The Company also operates the Hertz Car Sales brand, which offers a range of quality, competitively priced used cars for sale online and at locations across the United States, and the Hertz 24/7 car-sharing business in Europe. The Company’s operating affiliate, Oro Mobility, provides integrated driver-led and autonomous fleet management solutions across a range of mobility segments. For more information about Hertz, visit www.hertz.com.

SUMMARY RESULTS
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	Three Months Ended June 30,		% Change
($ in millions, except earnings per share or where noted)	2026	2025
Hertz Global - Consolidated
Total revenues	$2,396	$2,185	10%
Net income (loss)	$64	$(294)	NM
Diluted earnings (loss) per share	$0.05	$(0.95)	NM
Net income (loss) margin	3%	(13)%
Adjusted net income (loss)(a)	$(47)	$(91)	48%
Adjusted diluted earnings (loss) per share(a)	$(0.11)	$(0.29)	62%
Adjusted Corporate EBITDA(a)	$81	$18	NM
Adjusted Corporate EBITDA Margin(a)	3%	1%
Average Vehicles (in whole units)	539,118	544,962	(1)%
Average Rentable Vehicles (in whole units)	517,835	513,671	1%
Total Vehicle Utilization	79%	78%
Operational Vehicle Utilization	82%	83%
Transaction Days (in thousands)	38,646	38,695	—%
Total RPD (in dollars)(b)	$61.98	$56.89	9%
Total RPU Per Month (in whole dollars)(b)	$1,542	$1,429	8%
Depreciation Per Unit Per Month (in whole dollars)(b)	$302	$256	18%
DOE per Transaction Day (in dollars)	$37.62	$36.03	4%
Adjusted DOE per Transaction Day (in dollars)(b)(c)	$37.49	$36.13	4%

Americas RAC Segment
Total revenues	$1,918	$1,738	10%
Adjusted EBITDA	$88	$43	NM
Adjusted EBITDA Margin	5%	2%
Average Vehicles (in whole units)	429,465	436,720	(2)%
Average Rentable Vehicles (in whole units)	410,849	407,913	1%
Total Vehicle Utilization	79%	78%
Operational Vehicle Utilization	83%	83%
Transaction Days (in thousands)	30,895	30,935	—%
Total RPD (in dollars)(b)	$62.11	$56.21	10%
Total RPU Per Month (in whole dollars)(b)	$1,557	$1,421	10%
Depreciation Per Unit Per Month (in whole dollars)(b)	$304	$248	22%
DOE per Transaction Day (in dollars)	$38.30	$36.59	5%
Adjusted DOE per Transaction Day (in dollars)(b)(c)	$38.13	$36.45	5%

International RAC Segment
Total revenues	$478	$447	7%
Adjusted EBITDA	$47	$38	24%
Adjusted EBITDA Margin	10%	9%
Average Vehicles (in whole units)	109,653	108,242	1%
Average Rentable Vehicles (in whole units)	106,986	105,758	1%
Total Vehicle Utilization	78%	79%
Operational Vehicle Utilization	80%	81%
Transaction Days (in thousands)	7,751	7,760	—%
Total RPD (in dollars)(b)	$61.49	$59.63	3%
Total RPU Per Month (in whole dollars)(b)	$1,485	$1,458	2%
Depreciation Per Unit Per Month (in whole dollars)(b)	$294	$287	2%
DOE per Transaction Day (in dollars)	$34.82	$33.94	3%
Adjusted DOE per Transaction Day (in dollars)(b)(c)	$34.74	$34.92	(1)%
NM = Not meaningful
(a)    Represents a non-GAAP measure. See the accompanying reconciliations included in Supplemental Schedule II for 2026 and 2025.
(b)    Based on December 31, 2025 foreign exchange rates.
(c)    Represents a non-GAAP measure. See the accompanying reconciliations included in Supplemental Schedule V for 2026 and 2025.

UNAUDITED FINANCIAL DATA, SUPPLEMENTAL SCHEDULES, NON-GAAP MEASURES AND DEFINITIONS
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In this earnings release, we include select unaudited financial data of Hertz Global, Supplemental Schedules, which are provided to present segment results, and reconciliations of non-GAAP measures to their most comparable GAAP measures. Following the Supplemental Schedules, the Company provides definitions for terminology used throughout the earnings release and the Company’s rationale regarding the importance and usefulness of non-GAAP measures for investors and management.

Effective in the first quarter of 2026, the Company revised its definition of Adjusted Net Income (Loss) and Adjusted Corporate EBITDA to adjust for realized (gains) losses from financial instruments, share-based compensation expense and foreign currency (gains) losses. The update was made in an effort to better reflect management's view of ongoing operations and operational performance. The presentation of the prior period has been recast to conform to the current period presentation.

Also effective in the first quarter of 2026, the Company changed its definition of Average Rentable Vehicles and Average Vehicles to use a daily average of vehicles as opposed to a simple average of vehicles at the beginning and end of a period, which the Company believes is a better, more accurate measure of its vehicles. The presentation of the prior period has been recast to conform to the current period presentation.

We have not reconciled Adjusted Corporate EBITDA for the quarter-ended September 30, 2026, the fiscal year ended December 31, 2026, or the fiscal year ended December 31, 2027 to GAAP net income or loss as a result of uncertainty regarding, and the potential variability of, reconciling items such as the change in fair value of Public Warrants, as this adjustment is directly impacted by unpredictable fluctuations in our stock price and the volume of warrants exercised during the period. Accordingly, a reconciliation is not available without unreasonable effort, although it is important to note that these factors could be material to our results calculated in accordance with GAAP.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
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Certain statements contained or incorporated by reference in this release, and in related comments by the Company's management, include “forward-looking statements.” Forward-looking statements are identified by words such as "believe," "expect," "project," "potential," "anticipate," "intend," "plan," "estimate," "seek," "will," "may," "would," "should," "could," "forecasts," "guidance" or similar expressions, and include information concerning our liquidity, our results of operations, our business strategies, economic and industry conditions and other information. These forward-looking statements are based on certain assumptions that the Company has made in light of its experience in the industry, as well as its perceptions of historical trends, current conditions, expected future developments and other factors. The Company believes these judgments are reasonable, but you should understand that these forward-looking statements are not guarantees of future performance or results, and that the Company’s actual results could differ materially from those expressed in the forward-looking statements due to a variety of important factors, both positive and negative, that may be revised or supplemented in subsequent reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed or furnished to the SEC.

Important factors that could affect the Company's actual results and cause them to differ materially from those expressed in forward-looking statements include, among other things.
•mix of program and non-program vehicles in the Company's fleet, which can lead to increased exposure to residual value risk upon disposition;
•the potential for residual values associated with non-program vehicles in the Company's fleet to decline, including suddenly or unexpectedly, or fail to follow historical seasonal patterns;
•the Company's ability to purchase adequate supplies of competitively priced vehicles at a reasonable cost in order to efficiently service rental demand, including upon any disruptions in the global supply chain;
•the Company's ability to effectively dispose of vehicles, at the times and through the channels, that maximize the Company's returns;
•the age of the Company's fleet, and its impact on vehicle carrying costs, customer service scores, as well as on the Company's ability to sell vehicles at acceptable prices and times;

•disruptions in the supply chain, including in connection with any increases in tariffs or changes in tariff policies or trade agreements;
•whether a manufacturer of the Company's program vehicle fulfills its repurchase obligations;
•the frequency or extent of manufacturer safety recalls;
•levels of travel demand, particularly business and leisure travel in the U.S. and in global markets;
•seasonality and other occurrences that disrupt rental activity during the Company's peak periods, including in critical geographies;
•the Company's ability to accurately estimate future levels of rental activity and adjust the number, location and mix of vehicles used in the Company's rental operations accordingly;
•the Company's ability to implement its business strategy or strategic transactions, including the Company's ability to implement plans to support a modern mobility ecosystem and Oro Mobility's partnership with Uber;
•the Company's ability to achieve cost savings and normalized depreciation levels, as well as revenue enhancements from its profitability initiatives and other operational programs;
•the Company's ability to adequately respond to changes in technology impacting the mobility industry;
•significant changes in the competitive environment and the effect of competition in the Company's markets on rental volume and pricing;
•the Company's reliance on third-party distribution channels and related prices, commission structures and transaction volumes;
•the Company's ability to offer services for a favorable customer experience, and to retain and develop customer loyalty and market share;
•the Company's ability to maintain its network of leases and vehicle rental concessions at airports and other key locations in the U.S. and internationally;
•the Company's ability to maintain favorable brand recognition and a coordinated branding and portfolio strategy;
•the Company's ability to attract and retain effective front-line employees, senior management and other key employees;
•the Company's ability to effectively manage its union relations and labor agreement negotiations;
•the Company's ability to manage and respond to cybersecurity threats and cyber attacks on the Company's information technology systems or those of the Company's third-party providers;
•the Company's ability, and that of the Company's key third-party partners, to prevent the misuse or theft of information the Company possesses, including as a result of cyber attacks and other security threats;
•the Company's ability to evaluate, maintain, upgrade and consolidate its information technology systems;
•the Company's ability to comply with current and future laws and regulations in the U.S. and internationally regarding data protection, data security and privacy risks;
•risks associated with operating in many different countries, including the risk of a violation or alleged violation of applicable anti-corruption or anti-bribery laws and the Company's ability to repatriate cash from non-U.S. affiliates without adverse tax consequences;
•risks relating to tax laws and those tax laws that affect the Company's ability to recapture accelerated tax depreciation and expensing, as well as any adverse determinations or rulings by tax authorities;
•the Company's ability to utilize its net operating loss carryforwards;
•the Company's exposure to uninsured liabilities relating to personal injury, death and property damage, or otherwise, including material litigation;
•the potential for adverse changes in laws, regulations, policies or other activities of governments, agencies and similar organizations, including those related to environmental matters, optional insurance products or policies, franchising and licensing matters, the ability to pass-through rental car related expenses or taxes, among others, that affect the Company's operations, the Company's costs or applicable tax rates;
•the risk of an impairment of the Company's long-lived assets, which risk could be impacted by, among other things, the timing of our fleet rotation;
•the Company's ability to recover its goodwill and indefinite-lived intangible assets when performing impairment analysis;
•the potential for changes in management's best estimates and assessments;
•the Company's ability to maintain an effective compliance program;
•the availability of earnings and funds from the Company's subsidiaries;
•the Company's ability to comply, and the cost and burden of complying, with corporate and social responsibility regulations or expectations of stakeholders, and otherwise advance the Company's corporate responsibility priorities;
•the availability of additional, or continued sources, of financing at acceptable rates for the Company's revenue earning vehicles and to refinance the Company's existing indebtedness, and the Company's ability to comply with the covenants in the agreements governing its indebtedness;
•the extent to which the Company's consolidated assets secure its outstanding indebtedness;
•volatility in the Company's share price, the Company's ownership structure and certain provisions of the Company's charter documents, which could, among other things, negatively affect the market price of the Company's common stock;
•the Company's ability to implement an effective business continuity plan to protect the business in exigent circumstances;
•the Company's ability to maintain effective internal control over financial reporting; and
•the Company's ability to execute strategic transactions.

Additional information concerning these and other factors can be found in the Company's filings with the SEC, including its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

You should not place undue reliance on forward-looking statements. All forward-looking statements attributable to the Company, or persons acting on its behalf, are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date of this release, and, except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
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CONTACTS:

Hertz Investor Relations:	Hertz Media Relations:
investorrelations@hertz.com	mediarelations@hertz.com

UNAUDITED FINANCIAL INFORMATION
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UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions, except per share data)	2026	2025	2026	2025
Revenues	$2,396	$2,185	$4,400	$3,998
Expenses:
Direct vehicle and operating	1,454	1,394	2,798	2,668
Depreciation of revenue earning vehicles and lease charges, net	487	415	968	950
Depreciation and amortization of non-vehicle assets	26	29	52	59
Selling, general and administrative	258	246	494	465
Interest expense, net:
Vehicle	165	152	311	292
Non-vehicle	94	232	204	359
Total interest expense, net	259	384	515	651
Other (income) expense, net	3	7	1	11
(Gain) on sale of non-vehicle capital assets	(64)	(89)	(64)	(89)
Change in fair value of Public Warrants	(98)	115	(131)	124
Total expenses	2,325	2,501	4,633	4,839
Income (loss) before income taxes	71	(316)	(233)	(841)
Income tax (provision) benefit	(7)	22	(36)	104
Net income (loss)	$64	$(294)	$(269)	$(737)

Weighted average number of shares outstanding:
Basic	317	309	315	308
Diluted	418	309	358	308
Earnings (loss) per share:
Basic	$0.20	$(0.95)	$(0.85)	$(2.39)
Diluted	$0.05	$(0.95)	$(0.87)	$(2.39)

UNAUDITED CONSOLIDATED BALANCE SHEETS

(In millions, except par value and share data)	June 30, 2026	December 31, 2025
ASSETS
Cash and cash equivalents	$631	$565
Restricted cash and cash equivalents:
Vehicle	399	317
Non-vehicle	274	285
Total restricted cash and cash equivalents	673	602
Total cash and cash equivalents and restricted cash and cash equivalents	1,304	1,167
Receivables:
Vehicle	290	381
Non-vehicle, net of allowance of $99 and $91, respectively	913	729
Total receivables, net	1,203	1,110
Prepaid expenses and other assets	989	782
Revenue earning vehicles:
Vehicles	15,249	14,039
Less: accumulated depreciation	(1,569)	(1,513)
Total revenue earning vehicles, net	13,680	12,526
Property and equipment, net	505	566
Operating lease right-of-use assets	2,269	2,257
Intangible assets, net	2,877	2,858
Goodwill	1,045	1,045
Total assets	$23,872	$22,311
LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable:
Vehicle	$497	$342
Non-vehicle	628	517
Total accounts payable	1,125	859
Accrued liabilities	1,024	1,231
Accrued taxes, net	135	131
Debt:
Vehicle	12,710	11,629
Non-vehicle	6,037	5,425
Total debt	18,747	17,054
Public Warrants	90	222
Operating lease liabilities	2,340	2,275
Self-insured liabilities	643	648
Deferred income taxes, net	396	350
Total liabilities	24,500	22,770
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.01 par value, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 530,730,089 and 486,543,836 shares issued, respectively, and 355,918,045 and 311,731,792 shares outstanding, respectively	5	5
Treasury stock, at cost, 174,812,044 and 174,812,044 common shares, respectively	(3,430)	(3,430)
Additional paid-in capital	6,557	6,447
Retained earnings (Accumulated deficit)	(3,518)	(3,249)
Accumulated other comprehensive income (loss)	(242)	(232)
Total stockholders' equity (deficit)	(628)	(459)
Total liabilities and stockholders' equity (deficit)	$23,872	$22,311

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions)	2026	2025	2026	2025
Cash flows from operating activities:
Net income (loss)	$64	$(294)	$(269)	$(737)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and reserves for revenue earning vehicles, net	542	458	1,079	1,082
Depreciation and amortization, non-vehicle	26	29	52	59
Amortization of deferred financing costs and debt discount (premium)	18	18	37	36
Accreted interest on Exchangeable Notes	8	2	15	4
PIK Interest on Exchangeable Notes	—	—	11	11
Stock-based compensation charges	21	16	38	32
Provision for receivables allowance	40	28	84	53
Deferred income taxes, net	13	(24)	39	(148)
(Gain) loss on sale of non-vehicle capital assets	(64)	(89)	(64)	(89)
Change in fair value of Public Warrants	(98)	115	(131)	124
Unrealized (gain) loss on financial instruments	(54)	104	(84)	104
Other	1	8	(1)	9
Changes in assets and liabilities:
Non-vehicle receivables	(202)	(127)	(275)	(84)
Prepaid expenses and other assets	(13)	(19)	(66)	(53)
Operating lease right-of-use assets	108	105	220	218
Non-vehicle accounts payable	44	21	90	28
Accrued liabilities	40	117	(211)	138
Accrued taxes, net	(18)	(34)	6	4
Operating lease liabilities	(98)	(95)	(167)	(208)
Self-insured liabilities	3	7	(2)	14
Net cash provided by (used in) operating activities	381	346	401	597
Cash flows from investing activities:
Revenue earning vehicles expenditures	(3,615)	(3,049)	(7,217)	(5,896)
Proceeds from disposal of revenue earning vehicles	2,556	2,126	5,083	4,250
Non-vehicle capital asset expenditures	(28)	(22)	(57)	(44)
Proceeds from non-vehicle capital assets disposed of	116	99	122	126
Net cash provided by (used in) investing activities	(971)	(846)	(2,069)	(1,564)
Cash flows from financing activities:
Proceeds from issuance of vehicle debt	2,040	2,648	2,785	3,774
Repayments of vehicle debt	(1,250)	(1,606)	(1,675)	(2,990)
Proceeds from issuance of non-vehicle debt	896	156	2,101	1,056
Repayments of non-vehicle debt	(959)	(579)	(1,333)	(859)
Payment of financing costs	(47)	(28)	(54)	(41)
Proceeds from the issuance of stock, net	3	—	3	—
Other	(4)	(4)	(12)	(7)
Net cash provided by (used in) financing activities	679	587	1,815	933
Effect of foreign currency exchange rate changes on cash and cash equivalents and restricted cash and cash equivalents	(4)	21	(10)	30
Net increase (decrease) in cash and cash equivalents and restricted cash and cash equivalents during the period	85	108	137	(4)
Cash and cash equivalents and restricted cash and cash equivalents at beginning of period	1,219	1,021	1,167	1,133
Cash and cash equivalents and restricted cash and cash equivalents at end of period	$1,304	$1,129	$1,304	$1,129

Supplemental Schedule I
HERTZ GLOBAL HOLDINGS, INC.
CONDENSED STATEMENT OF OPERATIONS BY SEGMENT
Unaudited
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	Three Months Ended June 30, 2026				Three Months Ended June 30, 2025
(In millions)	Americas RAC	International RAC	Corporate	Hertz Global	Americas RAC	International RAC	Corporate	Hertz Global
Revenues	$1,918	$478	$—	$2,396	$1,738	$447	$—	$2,185
Expenses:
Direct vehicle and operating	1,183	270	1	1,454	1,132	263	(1)	1,394
Depreciation of revenue earning vehicles and lease charges, net	391	96	—	487	325	90	—	415
Depreciation and amortization of non-vehicle assets	21	4	1	26	23	4	2	29
Selling, general and administrative	139	64	55	258	132	57	57	246
Interest expense, net:
Vehicle	138	27	—	165	129	23	—	152
Non-vehicle	2	(4)	96	94	1	(4)	235	232
Total interest expense, net	140	23	96	259	130	19	235	384
Other (income) expense, net	1	1	1	3	1	1	5	7
(Gain) on sale of non-vehicle capital assets	(64)	—	—	(64)	(89)	—	—	(89)
Change in fair value of Public Warrants	—	—	(98)	(98)	—	—	115	115
Total expenses	1,811	458	56	2,325	1,654	434	413	2,501
Income (loss) before income taxes	$107	$20	$(56)	71	$84	$13	$(413)	(316)
Income tax (provision) benefit				(7)				22
Net income (loss)				$64				$(294)

Supplemental Schedule I (continued)
HERTZ GLOBAL HOLDINGS, INC.
CONDENSED STATEMENT OF OPERATIONS BY SEGMENT
Unaudited
______________________________________________________________________________________________________________________________________________________________________________________________________________

	Six Months Ended June 30, 2026				Six Months Ended June 30, 2025
(In millions)	Americas RAC	International RAC	Corporate	Hertz Global	Americas RAC	International RAC	Corporate	Hertz Global
Revenues	$3,546	$854	$—	$4,400	$3,228	$770	$—	$3,998
Expenses:
Direct vehicle and operating	2,281	512	5	2,798	2,198	470	—	2,668
Depreciation of revenue earning vehicles and lease charges, net	793	175	—	968	787	163	—	950
Depreciation and amortization of non-vehicle assets	42	7	3	52	49	7	3	59
Selling, general and administrative	261	122	111	494	246	104	115	465
Interest expense, net:
Vehicle	262	49	—	311	246	46	—	292
Non-vehicle	5	(7)	206	204	—	(8)	367	359
Total interest expense, net	267	42	206	515	246	38	367	651
Other (income) expense, net	(2)	2	1	1	1	(2)	12	11
(Gain) on sale of non-vehicle capital assets	(64)	—	—	(64)	(89)	—	—	(89)
Change in fair value of Public Warrants	—	—	(131)	(131)	—	—	124	124
Total expenses	3,578	860	195	4,633	3,438	780	621	4,839
Income (loss) before income taxes	$(32)	$(6)	$(195)	(233)	$(210)	$(10)	$(621)	(841)
Income tax (provision) benefit				(36)				104
Net income (loss)				$(269)				$(737)

Supplemental Schedule II
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURE - ADJUSTED NET INCOME (LOSS), ADJUSTED DILUTED EARNINGS (LOSS) PER SHARE AND ADJUSTED CORPORATE EBITDA
Unaudited
______________________________________________________________________________________________________________________________________________________________________________________________________________

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions, except per share data)	2026	2025	2026	2025
Adjusted Net Income (Loss) and Adjusted Diluted Earnings (Loss) Per Share:
Net income (loss)(a)	$64	$(294)	$(269)	$(737)
Adjustments:
Income tax provision (benefit)	7	(22)	36	(104)
Vehicle and non-vehicle debt-related charges(b)	31	26	63	51
Restructuring and restructuring related charges(c)	8	4	16	7
Acquisition accounting-related depreciation and amortization(d)	—	1	—	1
Net (gains) losses on financial instruments(e)	(51)	107	(80)	111
Share-based compensation expense	20	16	37	31
Foreign currency (gains) losses(f)	—	(2)	—	2
(Gain) on sale of non-vehicle capital assets(g)	(64)	(89)	(64)	(89)
Change in fair value of Public Warrants	(98)	115	(131)	124
Other items(h)(i)	21	17	31	44
Adjusted pre-tax income (loss)(j)	(62)	(121)	(361)	559
Income tax (provision) benefit on adjusted pre-tax income (loss)(k)	15	30	90	(140)
Adjusted Net Income (Loss)	$(47)	$(91)	$(271)	$419
Weighted-average number of diluted shares outstanding	418	309	358	308
Adjusted Diluted Earnings (Loss) Per Share(l)	$(0.11)	$(0.29)	$(0.76)	$1.36

Supplemental Schedule II (continued)

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions, except per share data)	2026	2025	2026	2025
Adjusted Corporate EBITDA:
Net income (loss)	$64	$(294)	$(269)	$(737)
Adjustments:
Income tax provision (benefit)	7	(22)	36	(104)
Non-vehicle depreciation and amortization	26	29	52	59
Non-vehicle debt interest, net of interest income(m)	148	127	285	248
Vehicle debt-related charges(b)	10	12	22	23
Restructuring and restructuring related charges(c)	8	4	16	7
Net (gains) losses on financial instruments(e)	(51)	107	(80)	111
Share-based compensation expense	20	16	37	31
Foreign currency (gains) losses(f)	—	(2)	—	2
(Gain) on sale of non-vehicle capital assets(g)	(64)	(89)	(64)	(89)
Change in fair value of Public Warrants	(98)	115	(131)	124
Other items(h)	11	15	16	41
Adjusted Corporate EBITDA(n)	$81	$18	$(80)	$(284)
Adjusted Corporate EBITDA margin	3%	1%	(2)%	(7)%
(a)Net income (loss) margin for the three and six months ended June 30, 2026 was 3% and (6)%, respectively. Net income (loss) margin for the three and six months ended June 30, 2025 was (13)% and (18)%, respectively.
(b)Represents debt-related charges relating to the amortization of deferred financing costs and debt discounts and premiums.
(c)Represents charges incurred under restructuring actions as defined in U.S. GAAP. Also includes restructuring related charges such as incremental costs incurred related to personnel reductions, litigation and closure of underperforming locations.
(d)Represents incremental expense associated with the amortization of other intangible assets and depreciation of property and equipment relating to acquisition accounting.
(e)Represents total realized and unrealized (gains) losses on derivative financial instruments, including gains (losses) related to the fair value of the Exchange Features 2029, the Exchange Feature 2030, the First Lien Exchangeable Feature 2030 and the Capped Call Transactions 2030. As a result of the revision to the definitions of Adjusted pre-tax income (loss) and Adjusted Corporate EBITDA, the three months ended June 30, 2026 and 2025, include realized losses of $3 million on derivative financial instruments, and for the six months ended June 30, 2026 and 2025, includes realized losses of $4 million and $7 million, respectively, on derivative financial instruments.
(f)Represents (gains) losses recognized on the remeasurement and settlement of foreign currency transactions, excluding gains (losses) related to foreign currency derivative financial instruments, which are included in footnote (e) above.
(g)Represents the gain recognized on the sales of certain non-vehicle capital assets sold in the second quarter of 2026 and June 2025.
(h)Represents miscellaneous items. For the three months ended June 30, 2026, primarily includes certain IT-related charges, cloud computing costs and certain environmental remediation costs. For the three months ended June 30, 2025, primarily includes certain litigation charges, certain IT-related charges and cloud computing costs. For the six months ended June 30, 2026, primarily includes certain IT-related charges, cloud computing costs and certain environmental remediation costs. For the six months ended June 30, 2025, primarily includes certain litigation charges, certain IT-related charges, cloud computing costs and certain concession-related adjustments.
Supplemental Schedule II (continued)

(i)Also includes letter of credit fees.
(j)The table below reconciles expenses as reported in the condensed consolidated unaudited statement of operations to adjusted expenses utilized in calculating Adjusted Pretax Income (Loss) and Adjusted Net Income (Loss), all of which are deemed non-GAAP measures.

(in millions)	Three Months Ended June 30, 2026			Three Months Ended June 30, 2025
Expenses:	As Reported	Adjustment	As Adjusted	As Reported	Adjustment	As Adjusted
Direct vehicle and operating	$1,454	$(5)	$1,449	$1,394	$(6)	$1,388
Depreciation of revenue earning vehicles and lease charges, net	487	—	487	415	—	415
Depreciation and amortization of non-vehicle assets	26	—	26	29	—	29
Selling, general and administrative	258	(30)	228	246	(4)	242
Interest expense, net:
Vehicle	165	(12)	153	152	(12)	140
Non-vehicle	94	21	115	232	(124)	108
Total interest expense, net	259	9	268	384	(136)	248
Other (income) expense, net	3	(3)	—	7	(6)	1
(Gain) on sale of non-vehicle capital assets	(64)	64	—	(89)	89	—
Change in fair value of Public Warrants	(98)	98	—	115	(115)	—
Total expenses	$2,325	$133	$2,458	$2,501	$(178)	$2,323

(in millions)	Six Months Ended June 30, 2026			Six Months Ended June 30, 2025
Expenses:	As Reported	Adjustment	As Adjusted	As Reported	Adjustment	As Adjusted
Direct vehicle and operating	$2,798	$(7)	$2,791	$2,668	$(22)	$2,646
Depreciation of revenue earning vehicles and lease charges, net	968	—	968	950	—	950
Depreciation and amortization of non-vehicle assets	52	—	52	59	—	59
Selling, general and administrative	494	(60)	434	465	(7)	458
Interest expense, net:
Vehicle	311	(21)	290	292	(23)	269
Non-vehicle	204	21	225	359	(148)	211
Total interest expense, net	515	—	515	651	(171)	480
Other (income) expense, net	1	—	1	11	(7)	4
(Gain) on sale of non-vehicle capital assets	(64)	64	—	(89)	89	—
Change in fair value of Public Warrants	(131)	131	—	124	(124)	—
Total expenses	$4,633	$128	$4,761	$4,839	$(242)	$4,597
(k)    Derived utilizing an effective rate of 25% for the three and six months ended June 30, 2026 and 2025, applied to the respective Adjusted Pre-tax Income (Loss).
(l)    Adjustments used to reconcile diluted earnings (loss) per share on a GAAP basis to Adjusted Diluted Earnings (Loss) Per Share are comprised of the same adjustments, inclusive of the tax impact, used to reconcile net income (loss) to Adjusted Net Income (Loss) divided by the weighted-average diluted shares outstanding during the period.
(m)    Excludes gains (losses) related to the fair value of the Exchange Features 2029, Exchange Feature 2030, First Lien Exchangeable Feature 2030 and Capped Call Transactions 2030, which are included in footnote (e) above.

Supplemental Schedule II (continued)
(n)    The table below reconciles expenses as reported in the condensed consolidated unaudited statement of operations to adjusted expenses utilized in calculating Adjusted Corporate EBITDA, both of which are deemed non-GAAP measures.

(in millions)	Three Months Ended June 30, 2026			Three Months Ended June 30, 2025
Expenses:	As Reported	Adjustment	As Adjusted	As Reported	Adjustment	As Adjusted
Direct vehicle and operating	$1,454	$(5)	$1,449	$1,394	$(6)	$1,388
Depreciation of revenue earning vehicles and lease charges, net	487	—	487	415	—	415
Depreciation and amortization of non-vehicle assets	26	(26)	—	29	(29)	—
Selling, general and administrative	258	(32)	226	246	(4)	242
Interest expense, net:
Vehicle	165	(12)	153	152	(12)	140
Non-vehicle	94	(94)	—	232	(232)	—
Total interest expense, net	259	(106)	153	384	(244)	140
Other (income) expense, net	3	(3)	—	7	(8)	(1)
(Gain) on sale of non-vehicle capital assets	(64)	64	—	(89)	89	—
Change in fair value of Public Warrants	(98)	98	—	115	(115)	—
Total expenses	$2,325	$(10)	$2,315	$2,501	$(317)	$2,184

(in millions)	Six Months Ended June 30, 2026			Six Months Ended June 30, 2025
Expenses:	As Reported	Adjustment	As Adjusted	As Reported	Adjustment	As Adjusted
Direct vehicle and operating	$2,798	$(7)	$2,791	$2,668	$(22)	$2,646
Depreciation of revenue earning vehicles and lease charges, net	968	—	968	950	—	950
Depreciation and amortization of non-vehicle assets	52	(52)	—	59	(59)	—
Selling, general and administrative	494	(64)	430	465	(7)	458
Interest expense, net:
Vehicle	311	(21)	290	292	(23)	269
Non-vehicle	204	(204)	—	359	(359)	—
Total interest expense, net	515	(225)	290	651	(382)	269
Other (income) expense, net	1	—	1	11	(12)	(1)
(Gain) on sale of non-vehicle capital assets	(64)	64	—	(89)	89	—
Change in fair value of Public Warrants	(131)	131	—	124	(124)	—
Total expenses	$4,633	$(153)	$4,480	$4,839	$(517)	$4,322

Supplemental Schedule III
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURE - ADJUSTED OPERATING CASH FLOW
AND ADJUSTED FREE CASH FLOW
Unaudited
________________________________________________________________________________________________________________________________________________________

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions)	2026	2025	2026	2025
ADJUSTED OPERATING CASH FLOW AND ADJUSTED FREE CASH FLOW:
Net cash provided by (used in) operating activities	$381	$346	$401	$597
Depreciation and reserves for revenue earning vehicles, net	(542)	(458)	(1,079)	(1,082)
Bankruptcy related payments (post emergence) and other payments	—	12	359	12
Adjusted operating cash flow	(161)	(100)	(319)	(473)
Non-vehicle capital asset proceeds (expenditures), net	88	77	65	82
Adjusted operating cash flow before vehicle investment	(73)	(23)	(254)	(391)
Net fleet growth after financing	235	350	(50)	140
Adjusted free cash flow	$162	$327	$(304)	$(251)

CALCULATION OF NET FLEET GROWTH AFTER FINANCING:
Revenue earning vehicles expenditures	$(3,615)	$(3,049)	$(7,217)	$(5,896)
Proceeds from disposal of revenue earning vehicles	2,556	2,126	5,083	4,250
Revenue earning vehicles capital expenditures, net	(1,059)	(923)	(2,134)	(1,646)
Depreciation and reserves for revenue earning vehicles, net	542	458	1,079	1,082
Financing activity related to vehicles:
Borrowings	2,040	2,648	2,785	3,774
Payments	(1,250)	(1,606)	(1,675)	(2,990)
Restricted cash changes, vehicle	(38)	(227)	(105)	(80)
Net financing activity related to vehicles	752	815	1,005	704
Net fleet growth after financing	$235	$350	$(50)	$140

Supplemental Schedule IV
HERTZ GLOBAL HOLDINGS, INC.
NET DEBT CALCULATION
Unaudited
________________________________________________________________________________________________________________________________________________________

	As of June 30, 2026			As of December 31, 2025
(In millions)	Vehicle	Non-Vehicle	Total	Vehicle	Non-Vehicle	Total
First Lien RCF	$—	$816	$816	$—	$395	$395
Term loans	—	1,968	1,968	—	1,977	1,977
First lien senior notes	—	1,250	1,250	—	1,250	1,250
Exchangeable First Lien Notes Due 2030	—	350	350	—	—	—
Exchangeable Notes Due 2029	—	282	282	—	271	271
Exchangeable Notes Due 2030	—	425	425	—	425	425
Unsecured senior notes	—	1,200	1,200	—	1,200	1,200
U.S. vehicle financing (HVF III)	10,718	—	10,718	9,886	—	9,886
International vehicle financing (Various)	1,908	—	1,908	1,673	—	1,673
Other debt	151	12	163	120	6	126
Fair value of the Exchange Features 2029	—	26	26	—	78	78
Fair value of the Exchange Feature 2030	—	21	21	—	54	54
Fair Value of the First Lien Exchangeable Feature 2030	—	110	110
Debt issue costs, discounts and premiums	(67)	(338)	(405)	(50)	(231)	(281)
Debt issue cost - Share Lending Agreement	—	(85)	(85)
Debt as reported in the balance sheet	12,710	6,037	18,747	11,629	5,425	17,054
Add:
Debt issue costs, discounts and premiums	67	338	405	50	231	281
Debt issue cost - Share Lending Agreement	—	85	85
Less:
Cash and cash equivalents	—	631	631	—	565	565
Restricted cash	399	—	399	317	—	317
Restricted cash and restricted cash equivalents associated with Term C Loan	—	245	245	—	245	245
Net Debt	$12,378	$5,584	$17,962	$11,362	$4,846	$16,208
LTM Adjusted Corporate EBITDA(a)		(59)			(264)
Net Corporate Leverage		NM			NM
NM = Not meaningful
(a)    Reconciliation of LTM Adjusted Corporate EBITDA for the six months ended June 30, 2026, and the twelve months ended December 31, 2025, are as follows:

(In millions)	Six Months Ended June 30, 2026	Twelve Months Ended December 31, 2025
Net income (loss) three months ended:
September 30, 2025	$184	n/a
December 31, 2025	(194)	n/a
March 31, 2026	(333)	n/a
June 30, 2026	64	n/a
LTM net income (loss)	(279)	$(747)
Adjustments:
Income tax provision (benefit)	57	(83)
Non-vehicle depreciation and amortization	110	117
Non-vehicle debt interest, net of interest income	533	496
Vehicle debt-related charges	45	46
Restructuring and restructuring related charge	27	18
Net (gains) losses on financial instruments	(226)	(35)
Share-based compensation expense	67	62
Foreign currency transactions	12	14
Change in fair value of Public Warrants	(211)	44
(Gain) on sale of non-vehicle capital assets	(119)	(144)
Legal settlement	(154)	(154)
Bankruptcy-related litigation reserve	16	24
Other items	63	78
LTM Adjusted Corporate EBITDA	$(59)	$(264)

Supplemental Schedule V
HERTZ GLOBAL HOLDINGS, INC.
KEY METRICS AND OTHER NON-GAAP CALCULATIONS
Unaudited

Global RAC

	Three Months Ended June 30,		% Change	Six Months Ended June 30,		% Change
($ in millions, except where noted)	2026	2025		2026	2025
Total RPD
Revenues	$2,396	$2,185		$4,400	$3,998
Foreign currency adjustment(a)	(1)	16		(2)	48
Total Revenues - adjusted for foreign currency	$2,395	$2,201		$4,398	$4,046
Transaction Days (in thousands)	38,646	38,695		73,540	72,597
Total RPD (in dollars)	$61.98	$56.89	9%	$59.80	$55.73	7%

Total Revenue Per Unit Per Month
Total Revenues - adjusted for foreign currency	$2,395	$2,201		$4,398	$4,046
Average Rentable Vehicles (in whole units)	517,835	513,671		505,597	494,394
Total revenue per unit (in whole dollars)	$4,626	$4,286		$8,698	$8,183
Number of months in period (in whole units)	3	3		6	6
Total RPU Per Month (in whole dollars)	$1,542	$1,429	8%	$1,450	$1,364	6%

Total Vehicle Utilization
Transaction Days (in thousands)	38,646	38,695		73,540	72,597
Average Vehicles (in whole units)	539,118	544,962		526,640	525,257
Number of days in period (in whole units)	91	91		181	181
Total Available Car Days (in thousands)	49,058	49,593		95,340	95,101
Total Vehicle Utilization(b)	79%	78%		77%	76%

Operational Vehicle Utilization
Transaction Days (in thousands)	38,646	38,695		73,540	72,597
Average Rentable Vehicles (in whole units)	517,835	513,671		505,597	494,394
Number of days in period (in whole units)	91	91		181	181
Available Car Days (in thousands)	47,121	46,744		91,530	89,514
Operational Vehicle Utilization(c)	82%	83%		80%	81%

Depreciation Per Unit Per Month
Depreciation of revenue earning vehicles and lease charges, net	$487	$415		$968	$950
Foreign currency adjustment(a)	1	3		—	12
Adjusted depreciation of revenue earning vehicles and lease charges	$488	$418		$968	$962
Average Vehicles (in whole units)	539,118	544,962		526,640	525,257
Adjusted depreciation of revenue earning vehicles and lease charges divided by Average Vehicles (in whole dollars)	$905	$768		$1,838	$1,831
Number of months in period (in whole units)	3	3		6	6
Depreciation Per Unit Per Month (in whole dollars)	$302	$256	18%	$306	$305	—%
Note: Global RAC represents Americas RAC and International RAC segment information on a combined basis and excludes Corporate, except for DOE-related metrics and measures
(a)Based on December 31, 2025 foreign exchange rates.
(b)Calculated as Transaction Days divided by Total Available Car Days.
(c)Calculated as Transaction Days divided by Available Car Days.
(d)For the three months ended June 30, 2026, primarily includes restructuring related IT costs. For the three months ended June 30, 2025, primarily includes restructuring related IT costs and litigation reserves. For the six months ended June 30, 2026, primarily includes restructuring related IT costs. For the six months ended June 30, 2025, primarily includes restructuring related IT costs, certain concession-related adjustments and litigation reserves.

Supplemental Schedule V (continued)
HERTZ GLOBAL HOLDINGS, INC.
KEY METRICS AND OTHER NON-GAAP CALCULATIONS
Unaudited

Global RAC

	Three Months Ended June 30,		% Change	Six Months Ended June 30,		% Change
($ in millions, except where noted)	2026	2025		2026	2025
DOE per Transaction Day
Direct Operating Expense – as reported	$1,454	$1,394		$2,798	$2,668
Transaction Days (in thousands)	38,646	38,695		73,540	72,597
DOE per Transaction Day	$37.62	$36.03	4%	$38.05	$36.75	4%

Adjusted DOE per Transaction Day
Direct Operating Expense – as reported	$1,454	$1,394		$2,798	$2,668
Adjustments:
Foreign currency adjustment(a)	—	10		(1)	33
Other(c)	(5)	(6)		(7)	(22)
Direct Operating Expense (DOE) – as adjusted	1,449	1,398		2,790	2,679
Transaction Days (in thousands)	38,646	38,695		73,540	72,597
Adjusted DOE per Transaction Day	$37.49	$36.13	4%	$37.93	$36.90	3%
Note: Global RAC represents Americas RAC and International RAC segment information on a combined basis and excludes Corporate, except for DOE-related metrics and measures
(a)Based on December 31, 2025 foreign exchange rates.

Supplemental Schedule V (continued)
HERTZ GLOBAL HOLDINGS, INC.
KEY METRICS AND OTHER NON-GAAP CALCULATIONS
Unaudited

Americas RAC

	Three Months Ended June 30,		% Change	Six Months Ended June 30,		% Change
($ in millions, except where noted)	2026	2025		2026	2025
Total RPD
Revenues	$1,918	$1,738		$3,546	$3,228
Foreign currency adjustment(a)	1	1		1	3
Total Revenues - adjusted for foreign currency	$1,919	$1,739		$3,547	$3,231
Transaction Days (in thousands)	30,895	30,935		59,458	58,693
Total RPD (in dollars)	$62.11	$56.21	10%	$59.65	$55.05	8%

Total Revenue Per Unit Per Month
Total Revenues - adjusted for foreign currency	$1,919	$1,739		$3,547	$3,231
Average Rentable Vehicles (in whole units)	410,849	407,913		405,972	396,552
Total revenue per unit (in whole dollars)	$4,670	$4,262		$8,736	$8,148
Number of months in period (in whole units)	3	3		6	6
Total RPU Per Month (in whole dollars)	$1,557	$1,421	10%	$1,456	$1,358	7%

Total Vehicle Utilization
Transaction Days (in thousands)	30,895	30,935		59,458	58,693
Average Vehicles (in whole units)	429,465	436,720		424,647	425,306
Number of days in period (in whole units)	91	91		181	181
Total Available Car Days (in thousands)	39,081	39,745		76,867	76,997
Total Vehicle Utilization(b)	79%	78%		77%	76%

Operational Vehicle Utilization
Transaction Days (in thousands)	30,895	30,935		59,458	58,693
Average Rentable Vehicles (in whole units)	410,849	407,913		405,972	396,552
Number of days in period (in whole units)	91	91		181	181
Available Car Days (in thousands)	37,387	37,121		73,486	71,792
Operational Vehicle Utilization(c)	83%	83%		81%	82%

Depreciation Per Unit Per Month
Depreciation of revenue earning vehicles and lease charges, net	$391	$325		$793	$787
Foreign currency adjustment(a)	—	—		—	1
Adjusted depreciation of revenue earning vehicles and lease charges	$391	$325		$793	$788
Average Vehicles (in whole units)	429,465	436,720		424,647	425,306
Adjusted depreciation of revenue earning vehicles and lease charges divided by Average Vehicles (in whole dollars)	$911	$745		$1,868	$1,852
Number of months in period (in whole units)	3	3		6	6
Depreciation Per Unit Per Month (in whole dollars)	$304	$248	22%	$311	$309	1%
(a)Based on December 31, 2025 foreign exchange rates.
(b)Calculated as Transaction Days divided by Total Available Car Days.
(c)Calculated as Transaction Days divided by Available Car Days.

Supplemental Schedule V (continued)
HERTZ GLOBAL HOLDINGS, INC.
KEY METRICS AND OTHER NON-GAAP CALCULATIONS
Unaudited

Americas RAC

	Three Months Ended June 30,		% Change	Six Months Ended June 30,		% Change
($ in millions, except where noted)	2026	2025		2026	2025
DOE per Transaction Day
Direct Operating Expense – as reported	$1,183	$1,132		$2,281	$2,198
Transaction Days (in thousands)	30,895	30,935		59,458	58,693
DOE per Transaction Day	$38.30	$36.59	5%	$38.36	$37.45	2%

Adjusted DOE per Transaction Day
Direct Operating Expense – as reported	$1,183	$1,132		$2,281	$2,198
Adjustments:
Foreign Currency Adjustment(a)	—	—		—	2
Other(b)	(5)	(5)		(8)	(21)
Direct Operating Expense (DOE) – as adjusted	1,178	1,127		2,273	2,179
Transaction Days (in thousands)	30,895	30,935		59,458	58,693
Adjusted DOE per Transaction Day	$38.13	$36.45	5%	$38.23	$37.13	3%
(a)Based on December 31, 2025 foreign exchange rates.
(b)For the three months ended June 30, 2026, primarily includes restructuring related IT costs. For the three months ended June 30, 2025, primarily includes restructuring related IT costs and litigation reserves. For the six months ended June 30, 2026, primarily includes restructuring related IT costs. For the six months ended June 30, 2025, primarily includes restructuring related IT costs, certain concession-related adjustments and litigation reserves.

Supplemental Schedule V (continued)
HERTZ GLOBAL HOLDINGS, INC.
KEY METRICS AND OTHER NON-GAAP CALCULATIONS
Unaudited

International RAC

	Three Months Ended June 30,		% Change	Six Months Ended June 30,		% Change
($ in millions, except where noted)	2026	2025		2026	2025
Total RPD
Revenues	$478	$447		$854	$770
Foreign currency adjustment(a)	(1)	16		(3)	45
Total Revenues - adjusted for foreign currency	$477	$463		$851	$815
Transaction Days (in thousands)	7,751	7,760		14,082	13,904
Total RPD (in dollars)	$61.49	$59.63	3%	$60.42	$58.59	3%

Total Revenue Per Unit Per Month
Total Revenues - adjusted for foreign currency	$477	$463		$851	$815
Average Rentable Vehicles (in whole units)	106,986	105,758		99,625	97,842
Total revenue per unit (in whole dollars)	$4,455	$4,375		$8,541	$8,326
Number of months in period (in whole units)	3	3		6	6
Total RPU Per Month (in whole dollars)	$1,485	$1,458	2%	$1,423	$1,388	3%

Total Vehicle Utilization
Transaction Days (in thousands)	7,751	7,760		14,082	13,904
Average Vehicles (in whole units)	109,653	108,242		101,993	99,951
Number of days in period (in whole units)	91	91		181	181
Total Available Car Days (in thousands)	9,977	9,849		18,473	18,104
Total Vehicle Utilization(b)	78%	79%		76%	77%

Operational Vehicle Utilization
Transaction Days (in thousands)	7,751	7,760		14,082	13,904
Average Rentable Vehicles (in whole units)	106,986	105,758		99,625	97,842
Number of days in period (in whole units)	91	91		181	181
Available Car Days (in thousands)	9,734	9,622		18,044	17,722
Operational Vehicle Utilization(c)	80%	81%		78%	78%

Depreciation Per Unit Per Month
Depreciation of revenue earning vehicles and lease charges, net	$96	$90		$175	$163
Foreign currency adjustment(a)	1	3		—	11
Adjusted depreciation of revenue earning vehicles and lease charges	$97	$93		$175	$174
Average Vehicles (in whole units)	109,653	108,242		101,993	99,951
Adjusted depreciation of revenue earning vehicles and lease charges divided by Average Vehicles (in whole dollars)	$881	$860		$1,715	$1,739
Number of months in period (in whole units)	3	3		6	6
Depreciation Per Unit Per Month (in whole dollars)	$294	$287	2%	$286	$290	(1)%
(a)Based on December 31, 2025 foreign exchange rates.
(b)Calculated as Transaction Days divided by Total Available Car Days.
(c)Calculated as Transaction Days divided by Available Car Days.

Supplemental Schedule V (continued)
HERTZ GLOBAL HOLDINGS, INC.
KEY METRICS AND OTHER NON-GAAP CALCULATIONS
Unaudited

International RAC

	Three Months Ended June 30,		% Change	Six Months Ended June 30,		% Change
($ in millions, except where noted)	2026	2025		2026	2025
DOE per Transaction Day
Direct Operating Expense – as reported	$270	$263		$512	$470
Transaction Days (in thousands)	7,751	7,760		14,082	13,904
DOE per Transaction Day	$34.82	$33.94	3%	$36.37	$33.80	8%

Adjusted DOE per Transaction Day
Direct Operating Expense – as reported	$270	$263		$512	$470
Adjustments:
Foreign Currency Adjustment(a)	(1)	9		(2)	30
Other	—	(1)		1	(1)
Direct Operating Expense (DOE) – as adjusted	269	271		511	499
Transaction Days (in thousands)	7,751	7,760		14,082	13,904
Adjusted DOE per Transaction Day	$34.74	$34.92	(1)%	$36.30	$35.89	1%
(a)Based on December 31, 2025 foreign exchange rates.

NON-GAAP MEASURES AND KEY METRICS
___________________________________________________________________

The term “GAAP” refers to accounting principles generally accepted in the United States. Adjusted EBITDA is the Company's segment measure of profitability and complies with GAAP when used in that context.

NON-GAAP MEASURES

Non-GAAP measures are not recognized measurements under GAAP. When evaluating the Company's operating performance or liquidity, investors should not consider non-GAAP measures in isolation of, superior to, or as a substitute for measures of the Company's financial performance as determined in accordance with GAAP.

Adjusted Net Income (Loss) and Adjusted Diluted Earnings (Loss) Per Share ("Adjusted EPS")

Adjusted Net Income (Loss) represents income or loss attributable to the Company as adjusted to eliminate the impact of GAAP income tax; vehicle and non-vehicle debt-related charges; restructuring and restructuring related charges; acquisition accounting-related depreciation and amortization; net (gains) losses on financial instruments; share-based compensation expense; foreign currency (gains) losses; change in fair value of Public Warrants; (gain) on sale of non-vehicle capital assets and certain other miscellaneous or non-recurring items on a pre-tax basis. Effective in the first quarter of 2026, the Company revised its definition of Adjusted Net Income (Loss) to adjust for realized (gains) losses from financial instruments, share-based compensation expense and foreign currency (gains) losses in an effort to better align with the management's view of the Company's ongoing operations and its operational performance. The presentation of the prior periods has been recast to conform to the current period presentation.

Adjusted Net Income (Loss) includes a provision (benefit) for income taxes derived utilizing a combined statutory rate. The combined statutory rate is management's estimate of the Company's long-term tax rate. Its most comparable GAAP measure is net income (loss).

Adjusted EPS represents Adjusted Net Income (Loss) on a per diluted share basis using the weighted-average number of diluted shares outstanding for the period. Its most comparable GAAP measure is diluted earnings (loss) per share.

Adjusted Net Income (Loss) and Adjusted EPS are important operating metrics because they allow management and investors to assess operational performance of the Company's business, exclusive of the items mentioned above that are not operational in nature or comparable to those of the Company's competitors.

Adjusted Corporate EBITDA and Adjusted Corporate EBITDA Margin

Adjusted Corporate EBITDA represents income or loss attributable to the Company as adjusted to eliminate the impact of GAAP income tax; non-vehicle depreciation and amortization; non-vehicle debt interest, net; vehicle debt-related charges; restructuring and restructuring related charges; net (gains) losses on financial instruments; share-based compensation expense; foreign currency (gains) losses; change in fair value of Public Warrants; (gain) on sale of non-vehicle capital assets and certain other miscellaneous or non-recurring items. Effective in the first quarter of 2026, the Company revised its definition of Adjusted Corporate EBITDA to adjust for realized (gains) losses from financial instruments, share-based compensation expense and foreign currency (gains) losses. The update was made in an effort to better align with management's view of the Company's ongoing operations and its operational performance. The presentation of the prior periods has been recast to conform to the current period presentation.

Adjusted Corporate EBITDA Margin is calculated as the ratio of Adjusted Corporate EBITDA to total revenues.

Management uses these measures as operating performance metrics for internal monitoring and planning purposes, including the preparation of the Company's annual operating budget and monthly operating reviews, and analysis of investment decisions, profitability and performance trends. These measures enable management and investors to isolate the effects on profitability of operating metrics most meaningful to the business of renting and leasing vehicles. They also allow management and investors to assess the performance of the entire business on the same basis as its reportable segments. Adjusted Corporate EBITDA is also utilized in the determination of certain executive compensation. Its most comparable GAAP measure is net income (loss) attributable to the Company.

Adjusted Direct Operating Expense per Transaction Day (“Adjusted DOE per Transaction Day”)

Adjusted DOE per Transaction Day is calculated as Direct Operating Expenses - as reported, exclusive of the impacts of foreign currency exchange rates and adjustments for certain other miscellaneous or non-recurring items, divided by the number of Transaction Days during the period. Adjusted DOE per Transaction Day is important to management and investors as it measures the Company’s cost efficiency on a per unit basis excluding the impact of variable direct operating expense fluctuations attributable to changes in volume, so as not to affect the comparability of underlying trends. Its most comparable GAAP measure is DOE per Transaction Day.

Adjusted operating cash flow and adjusted free cash flow

Adjusted operating cash flow represents net cash provided by operating activities net of the non-cash add back for vehicle depreciation and reserves, and exclusive of bankruptcy related payments made post emergence. Adjusted operating cash flow is an important performance measure to management and investors as it provides useful information about the amount of cash generated from operations when fully burdened by fleet costs.

Adjusted free cash flow represents adjusted operating cash flow plus the impact of net non-vehicle capital expenditures and net fleet growth after financing. Adjusted free cash flow is an important performance measure to management and investors as it provides useful information about the amount of cash available for, but not limited to, the reduction of non-vehicle debt, share repurchase and acquisition.

The most comparable GAAP measure for adjusted operating cash flow and adjusted free cash flow is net cash provided by (used in) operating activities.

Net Fleet Growth After Financing

U.S. and International Rental Car segments Fleet Growth is defined as revenue earning vehicles expenditures, net of proceeds from disposals, plus vehicle depreciation and net vehicle financing, which includes borrowings, repayments and the change in restricted cash associated with vehicles. Fleet Growth is important as it allows the Company to assess the cash flow required to support its investment in revenue earning vehicles.

Net Non-vehicle Debt

Net Non-vehicle Debt is calculated as non-vehicle debt as reported on the Hertz Global's balance sheet, excluding the impact of unamortized debt issuance costs associated with non-vehicle debt (including the Share Lending Agreement), less cash and cash equivalents. Non-vehicle debt consists of the Company's First Lien RCF, term loans, First Lien Senior Notes, Exchangeable First Lien Notes Due 2030, Exchangeable Notes Due 2029, Exchangeable Notes Due 2030, senior unsecured notes and certain other non-vehicle indebtedness of its domestic and foreign subsidiaries. Net Non-vehicle Debt is important to management and investors as it helps measure the Company's corporate leverage. Net Non-vehicle Debt also assists in the evaluation of the Company's ability to service its non-vehicle debt without reference to the expense associated with the vehicle debt, which is collateralized by assets not available to lenders under the non-vehicle debt facilities.

Net Vehicle Debt

Net Vehicle Debt is calculated as vehicle debt as reported on the Company's balance sheet, excluding the impact of unamortized debt issue costs associated with vehicle debt, less restricted cash associated with vehicles. Restricted cash associated with vehicle debt is restricted for the purchase of revenue earning vehicles and other specified uses under the Company's vehicle debt facilities. Net Vehicle Debt is important to management, investors and ratings agencies as it helps measure the Company's leverage with respect to its vehicle assets.

Total Net Debt

Total Net Debt is calculated as total debt as reported on the Hertz Global's balance sheet, excluding the impact of unamortized debt issuance costs (including the Share Lending Agreement), less total cash and cash equivalents and restricted cash associated with vehicle debt. Unamortized debt issuance costs are required to be reported as a deduction from the carrying amount of the related debt obligation under GAAP. Management believes that eliminating the effects that these costs have on debt will more accurately reflect the Company's net debt position. Total Net Debt is important to management, investors and ratings agencies as it helps measure the Company's gross leverage.

Net Corporate Leverage

Net Corporate Leverage is calculated as non-vehicle net debt divided by Adjusted Corporate EBITDA for the last twelve months. Net Corporate Leverage is important to management and investors as it measures the Company's corporate leverage net of unrestricted cash. Net Corporate Leverage also assists in the evaluation of the Company's ability to service its non-vehicle debt with reference to the generation of Adjusted Corporate EBITDA.

KEY METRICS

Available Car Days

Available Car Days represents Average Rentable Vehicles multiplied by the number of days in a given period.

Average Vehicles ("Total Fleet Capacity" or "Total Capacity")

Average Vehicles is determined using a daily average of the number of vehicles in the fleet whether owned or leased by the Company. Effective in the first quarter of 2026, we changed our definition of Average Vehicles to use a daily average of vehicles as opposed to a simple average of vehicles at the beginning and end of a period. The Company believes this a better, more accurate measure of our vehicles. The prior periods have been recast to reflect this change.

Average Rentable Vehicles ("Rentable Fleet Capacity")

Average Rentable Vehicles reflects Average Vehicles excluding vehicles for sale on the Company’s retail lots or actively in the process of being sold through other disposition channels. Effective in the first quarter of 2026, the Company changed its definition of Average Rentable Vehicles to use a daily average of rentable vehicles as opposed to a simple average of rentable vehicles at the beginning and end of a period. The Company believes this a better, more accurate measure of its rentable vehicles. The prior periods have been recast to reflect this change.

Depreciation Per Unit Per Month ("Depreciation Per Unit" or "DPU")

Depreciation Per Unit Per Month represents the amount of average depreciation expense and lease charges per vehicle per month, exclusive of the impacts of foreign currency exchange rates so as not to affect the comparability of underlying trends. This metric is important to management and investors as it reflects how effectively the Company is managing the costs of its vehicles and facilitates comparisons with other participants in the vehicle rental industry.

Total Available Car Days

Total Available Car Days represents Average Vehicles multiplied by the number of days in a given period.

Total Revenue Per Transaction Day ("Total RPD" or "RPD"; also referred to as "pricing")

Total RPD represents revenue generated per transaction day, excluding the impact of foreign currency exchange rates so as not to affect the comparability of underlying trends. This metric is important to management and investors as it represents a measure of changes in the underlying pricing in the vehicle rental business and encompasses the elements in vehicle rental pricing that management has the ability to control.

Total Revenue Per Unit Per Month ("Total RPU", "RPU" or "Total RPU Per Month")

Total RPU Per Month represents the amount of revenue generated per vehicle in the rental fleet each month, excluding the impact of foreign currency exchange rates so as not to affect the comparability of underlying trends.

This metric is important to management and investors as it provides a measure of revenue productivity relative to the number of vehicles in our rental fleet whether owned or leased, or asset efficiency.

Transaction Days ("Days"; also referred to as "volume")

Transaction Days represents the total number of 24-hour periods, with any partial period counted as one Transaction Day, that vehicles were on rent (the period between when a rental contract is opened and closed) in a given period. Thus, it is possible for a vehicle to attain more than one Transaction Day in a 24-hour period. This metric is important to management and investors as it represents the number of revenue-generating days.

Total Vehicle Utilization ("Total Utilization")

Total Vehicle Utilization represents the ratio of Transaction Days to Total Available Car Days. This metric is important to management and investors as it is the measurement of the proportion of vehicles that are being used to generate revenues relative to Total Fleet Capacity.

Operational Vehicle Utilization ("Utilization")

Operational Vehicle Utilization represents the ratio of Transaction Days to Available Car Days. This metric is important to management and investors as it is the measurement of the proportion of vehicles that are being used to generate revenues relative to Rentable Fleet Capacity.